UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2008

JAZZ TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32832	20-3320580
(Commission File Number)	(IRS Employer Identification No.)

4321 Jamboree Road
Newport Beach, California 92660
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (949) 435-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 12, 2008, the Board of Directors (the “Board”) of Jazz Technologies, Inc. (the “Company”), as recommended by the Compensation Committee, approved fiscal year 2008 base salaries for the Company’s executive officers in the following amounts, which are unchanged from the base salaries in effect for fiscal year 2007:

Officer Name	Annual Base Salary
Gilbert F. Amelio, Ph.D Chairman and Chief Executive Officer	$600,000
Paul A. Pittman Executive Vice President and Chief Financial and Administrative Officer	$450,000
Allen Grogan Senior Vice President, Chief Legal Officer and Secretary	$350,000

On February 12, 2008, the Compensation Committee and the Board also established fiscal year 2008 target bonuses for each of these three executive officers at zero dollars, subject to the discretion of the Compensation Committee to increase the actual bonus amount payable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Jazz Technologies, Inc. Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jazz Technologies, Inc.

Dated: February 19, 2008	By:	/s/ Allen R. Grogan
Allen R. Grogan
Chief Legal Officer and Secretary